Exhibit 32.1


In connection with the Quarterly Report of Cherokee Banking Company (the "Company") on Form 10-QSB for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Dennis W. Burnette, President and Chief Executive Officer of the Company, and A. R. Roberts, III, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 12th day of May, 2004.



                                        /s/ Dennis W. Burnette
                                        -------------------------------------
                                        Dennis W. Burnette
                                        President and Chief Executive Officer



                                        /s/ A.R. Roberts, III
                                        -------------------------------------
                                        A.R. Roberts, III
                                        Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.